As filed with the Securities and Exchange Commission on March 27, 2017

Registration No. 333-213327

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CardConnect Corp.

(Exact name of registrant as specified in its charter)

Delaware	7389	46-5380892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

(484) 581-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Shanahan

Chief Executive Officer and President

CardConnect Corp.

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

(484) 581-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Amanda Abrams

Mark E. Rosenstein

Ledgewood PC

2001 Market Street, Suite 3400

Philadelphia, PA 19103

Phone: (215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time after this post-effective amendment is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment”) is being filed pursuant to the Securities Act of 1933, as amended, to update our registration statement on Form S-1 (Registration No. 333-213327) (the “Registration Statement”), which was initially declared effective by the Securities and Exchange Commission on September 26, 2016. We are filing this Post-Effective Amendment to update the Registration Statement to include information from our annual report on Form 10-K for the year ended December 31, 2016, filed on March 16, 2017, and to convert the Registration Statement on Form S-1 into a Form S-3. All applicable filing fees were paid at the time of the original filing of the Registration Statement and no additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 27, 2017

PROSPECTUS

CardConnect Corp.

Up to 10,300,000 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the issuance by us of up to 10,300,000 shares of our common stock, par value $0.001 per share, upon the exercise of warrants that were issued by FinTech Acquisition Corp., a Delaware corporation, now known as CardConnect Corp. The warrants became exercisable on August 28, 2016. The warrants will expire at 5:00 p.m., New York time, July 29, 2021 or earlier upon redemption or liquidation.

Each warrant entitles its holder to purchase one share of common stock at an exercise price of $12.00 per share.

We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of common stock.

We may redeem the outstanding warrants at a price of $0.01 per warrant if the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CCN.” On March 23, 2017, the last reported sale price of our common stock was $13.50 per share. Our warrants are traded on OTC Markets Group Inc. OTCQX quotation system under the symbol “CCNWW.” On March 23, 2017, the last reported sale price of our warrants was $3.55 per share.

Investing in our common stock involves a high degree of risk. These risks are described under the caption “Risk Factors” that begins on page 3 of this prospectus and in documents incorporated by reference herein.

Neither the United States Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of the common stock that may be offered under this prospectus, nor have any of these regulatory authorities determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2017.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the SEC. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a subsequently filed document in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have not authorized anyone to provide you with any different or additional information other than that contained in this prospectus and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer, or an invitation on our behalf, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to CardConnect Corp., Attn: Charles Bernicker, 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406, or call (484) 581-2200 to make your request.

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PROSPECTUS SUMMARY

Our Business

History

Our company, CardConnect Corp. (f/k/a FinTech Acquisition Corp.), is a holding company that does not have any operations or material assets other than the direct ownership of CardConnect, LLC. Prior to January 14, 2015, CardConnect, LLC’s legal name was Financial Transaction Services, LLC, which had been doing business as CardConnect since April 2013.

We were originally incorporated in Delaware in November 2013 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or assets. On July 29, 2016, we consummated our business combination with FTS Holding Corporation, or FTS, pursuant to the agreement and plan of merger dated as of March 7, 2016, as amended, or the Merger Agreement, by and among us, FinTech Merger Sub, Inc., our wholly-owned subsidiary, or Merger Sub, and FTS. Under the Merger Agreement, FTS merged with and into Merger Sub, which we refer to herein as the Merger, with Merger Sub surviving the Merger. In connection with the closing of the Merger, we changed our name from FinTech Acquisition Corp. to CardConnect Corp. and FinTech Merger Sub, Inc. changed its name to FTS Holding Corporation. Unless the context otherwise requires, the terms “we” and “us” refer to the combined company and its consolidated subsidiaries following the Merger, “FinTech” refers to the company prior to the closing of the Merger and “FTS” refers to FTS Holding Corporation prior to the Merger.

The following description of our business describes the business historically operated by FTS and its consolidated subsidiaries under the “CardConnect” name as an independent enterprise prior to the Merger and as subsidiaries of CardConnect Corp. after the Merger.

Overview

We are a provider of payment processing solutions to merchants throughout the United States. Our secure, proprietary platform allows us to provide payment solutions, superior customer support and first-rate tools for our distribution partners and merchants. Our solutions and services enable distribution partners to effectively manage their business and for merchants to securely accept electronic payments.

We sell our solutions through distribution partners which consist primarily of independent sales organizations, our direct sales staff and integrated software vendors. We have built our diverse network of over 1,000 distribution partners by offering industry leading tools and exceptional partner support since FTS was founded in 2006. Our distribution partners serve as a consistent and predictable source of merchant accounts. We believe this offering has created loyal distribution partners and increased partner retention. Our distribution channels are comprised of:

●	Independent Sales Organizations. We support independent sales organizations and sales agents, which operate in a self-sufficient manner utilizing our products and sales automation tools to secure merchant relationships;

●	Direct Sales Staff. Our direct sales staff is segmented and either targets small and medium business ("SMB") merchants or Enterprise customers; and

●	Integrated Software Vendors. Our integrated software vendors are software companies that partner with us to provide payment services to their customer base.

We combine our secure platform, solutions and distribution strategy to provide Merchant Acquiring services and Enterprise services to small and mid-sized merchants and larger businesses. We served over 67,000 SMB merchants and processed over $22 billion in bankcard transaction volume in 2016. We generate revenues from the fees charged to merchants for card-based processing services and other services. We also generate revenues by selling our technology solutions. Our revenues are recurring in nature because they are generated from our merchants’ sales and merchants are under multi-year contracts and/or because of our integration with customers’ necessary Enterprise Resource Planning systems.

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Corporate Information

The mailing address of our principal executive office is 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406 and our telephone number is (484) 581-2200. Our website address is www.cardconnect.com. The information found on our website is not part of this prospectus.

The Offering

Common stock offered	10,300,000 shares

Common stock outstanding as of February 28, 2017	29,136,783 shares

Use of proceeds	We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of common stock. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. These risks are described under the caption “Risk Factors” that begins on page 3 of this prospectus and in documents incorporated by reference herein.

Common stock	Our common stock is quoted on The NASDAQ Capital Market under the symbol “CCN

Warrants	Our warrants are traded on OTC Markets Group Inc. OTCQX quotation system under the symbol “CCNWW.”

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RISK FACTORS

An investment in our common stock involves certain risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained in or incorporated by reference into this prospectus or in an applicable prospectus supplement.  See “Where You Can Find More Information” elsewhere in this prospectus. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations.  Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations. The market price of our common stock could decline if one or more of these risks and uncertainties actually occurs.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this prospectus that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this prospectus. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	our future financial performance;

●	changes in the market for our products and our ability to adapt to changes in the electronic payments industry;

●	the possibility that we may be adversely affected by other economic, business and/or competitive factors;

●	our ability to integrate our acquisitions;

●	the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

●	changes in applicable laws or regulations;

●	the ability to maintain the listing of our common stock on NASDAQ;

●	other risks and uncertainties, including those described under the heading “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of our common stock. We intend to use the cash proceeds from the exercise of the warrants for general corporate purposes, including the repurchase of our capital stock or other securities, working capital, general and administrative matters, repayment of indebtedness and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses. Our management will have broad discretion over the uses of the proceeds from the exercise of the warrants. Pending these uses, we intend to invest the proceeds from the exercise of warrants in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. Assuming the exercise of all the warrants for cash, we will receive proceeds of approximately $123.6 million.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that warrants are exercised on a “cashless basis,” if permitted by the terms of the warrant agreement governing the warrants, the amount of cash we would receive from the exercise of warrants will decrease.

PLAN OF DISTRIBUTION

The shares of common stock offered and sold pursuant to this prospectus will be issued directly to the holders of warrants upon payment of the exercise price therefor to us.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold pursuant to this prospectus.

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DESCRIPTION OF CAPITAL STOCK AND WARRANTS

Authorized and Outstanding Stock

Our charter authorizes the issuance of 210,000,000 shares, consisting of 200,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value, of which 1,500,000 shares are designated as Series A Preferred Stock.

As of February 28, 2017, there were 29,136,783 shares of our common stock outstanding and 1,500,000 shares of our Series A preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. If we liquidate, dissolve or wind up after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Preferred Stock

Our charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.

Series A Preferred Stock

On July 29, 2016, pursuant to a purchase agreement dated June 23, 2016 and in connection with the partial financing of the Merger, we issued (a) 1,500,000 shares of newly created Series A Preferred Stock (the “Series A Preferred Stock”) and (b) 480,544 shares of common stock to Falcon Strategic Partners V, LP (the “Series A Purchaser”). We sold the shares of Preferred Stock and common stock to the Series A Purchaser in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC.

The aggregate purchase price for the shares of Series A Preferred Stock was $37.5 million, of which $30.0 million was used to pay a portion of the cash consideration for the Merger, repay FTS’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed in a separate account for use in funding the first two years of cash dividends on the Series A Preferred Stock.

The Series A Preferred Stock has an aggregate liquidation preference of $37.5 million plus all unpaid dividends. During the first two years following issuance, dividends accrue at 11.43% per annum, compounding quarterly, of which 10.0% will be payable in cash and 1.43% will accrue and be payable in connection with a redemption of the Series A Preferred Stock or a Change of Control (as defined below). Thereafter, dividends accrue at 13.40% per annum, compounding quarterly, all of which will be payable in connection with a redemption of the Series A Preferred Stock or a Change of Control.

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The Series A Preferred Stock is redeemable, at the Series A Preferred Stock holders’ option, beginning seven years following the date of issuance (the “Mandatory Redemption Date”) at a price equal to the then aggregate liquidation preference of the outstanding Series A Preferred Stock. We have the right (the “Optional Redemption Right”) to redeem the Preferred Stock beginning three and a half years following the date of issuance. The redemption price (the “Redemption Price”) will be 102% of the liquidation preference if the redemption occurs during the first redemption year, 101% of the liquidation preference if the redemption occurs during the second redemption year, and 100% of the liquidation value thereafter.

If on the Mandatory Redemption Date any shares of Series A Preferred Stock remain outstanding, the dividend rate on the outstanding shares of Series A Preferred Stock will increase by 1.0% per annum, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period thereafter. In addition, if at any time, (1) the ratio of our indebtedness (including for this purpose, the liquidation preference of the Series A Preferred Stock) to our 12 month trailing EBITDA, on a pro forma basis, exceeds 7.7x, or (2) there is a payment or financial covenant default under our first lien credit facility (each, a “Trigger Event”), the dividend rate on the outstanding shares of Series A Preferred Stock will increase upon the occurrence of the Trigger Event by the greater of (A) any increase in the interest rate of our second lien term loan credit facility or (B) 1.0%, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period. Any such additional rate increase described in the prior sentence shall remain in effect until the default or Trigger Event has been cured, resolved or waived by the applicable party.

In addition, upon certain “Changes of Control” (as defined in the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”)), if the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock request redemption of the Series A Preferred Stock, we must repurchase all outstanding Series A Preferred Stock at a price equal to the then-applicable Redemption Price, or, if the Change of Control occurs during the period when we are not permitted to exercise our Optional Redemption Right, at a price equal to the liquidation preference of the Series A Preferred Stock plus a “make whole” premium. The “make whole” premium is equal to the total value of the Preferred Stock dividends that would otherwise have been payable during the period prior to the commencement of the Optional Redemption Right, discounted at the rate applicable to U.S. Treasury bills or notes of similar duration plus 50 basis points, plus 2.0%.

The Series A Preferred Stock is non-voting; however, the following actions will require the consent of 66 2/3% of the outstanding shares of Series A Preferred Stock:

●	Changes to our charter or bylaws that adversely affect the powers, preferences, or rights of the Preferred Stock.

●	Issuances of additional shares of Series A Preferred Stock or equity securities senior to, or pari passu with, the Series A Preferred Stock, or issuances of capital stock by any subsidiary of us other than issuances to us or our wholly-owned subsidiary.

●	Reclassifications, alterations or amendments to any existing security of ours that is junior to the Series A Preferred Stock in a way that would make such security senior to, or pari passu with, the Series A Preferred Stock.

●	Purchases or redemptions of, or distributions on, any capital stock of ours other than the Series A Preferred Stock, and other than certain specified redemptions of our common stock.

●	Issuances of any debt security or the incurrence of indebtedness for borrowed money and capital leases, other than certain permitted indebtedness, that (a) would result in the ratio of our indebtedness to our trailing 12 month adjusted EBITDA, on a pro forma basis, exceeding 6.0x for the first 12 months following the issuance of the Series A Preferred Stock, and exceeding 5.5x thereafter, or (b) includes terms that could prohibit us from paying the cash dividends payable on the Series A Preferred Stock.

●	Affiliate transactions resulting in payments of more than $150,000 per year, subject to certain specified exceptions.

●	Changes in our tax status.

●	Consummation of a Change of Control pursuant to which the consideration payable to our stockholders would be allocated in a manner other than as set forth in the Certificate of Designation.

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If any shares of Series A Preferred Stock are outstanding following the Mandatory Redemption Date, or if at any time the ratio of our total indebtedness (including for these purposes the liquidation preference of the outstanding shares of Series A Preferred Stock less any accumulated dividends on the Series A Preferred Stock) to our trailing 12 month adjusted EBITDA, on a pro forma basis, exceeds 7.7x, then the following actions will also require the consent of 66 2/3% of the outstanding shares of Series A Preferred Stock:

●	A sale, in one or more transactions, of in excess of 27.5% of our consolidated net assets, except pursuant to a directed sale of assets in connection with a foreclosure by the lenders under our first lien credit facility.

●	The liquidation, dissolutions or winding up of our business and affairs, a voluntary filing for bankruptcy, reorganization, insolvency or other relief from creditors, or an assignment for the benefit of creditors other than as contemplated by the definitive agreements for our first lien credit facility.

●	The issuance of equity securities below fair market value other than in an underwritten public offering or in a private placement in which at least a majority of the securities are purchased by persons or entities that are not affiliates of us.

Founder Shares and Placement Shares

3,433,333 shares of our outstanding common stock were issued to certain initial shareholders prior to our initial public offering and are referred to as “Founder Shares.” The Founder Shares are identical to the shares of common stock included in the units sold in our initial public offering, except that the Founder Shares are subject to certain transfer restrictions as described in more detail below.

The holders of Founder Shares have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until (i) with respect to 20% of such shares, upon consummation of the Merger, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Merger, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger or earlier, in any case, if, following the Merger, the combined Company engages in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the combined Company is the surviving entity. As of March 21, 2017, the conditions precedent to the release of the transfer restrictions set forth in subsections (i) through (iii) above have been achieved and 60% of the Founder Shares are no longer subject to these transfer restrictions.

Warrants

As of February 28, 2017, we had 10,300,000 common stock purchase warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on August 28, 2016. The warrants will expire on July 29, 2021, at 5:00 p.m., New York time, or earlier upon redemption or our liquidation.

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We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants. If the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. On August 25, 2016, we filed with the SEC a registration statement for the registration of the shares of common stock issuable upon exercise of the warrants. Such registration statement was declared effective by the SEC on September 26, 2016. This post-effective amendment amends the prior registration statement, and we will use our best efforts to cause such post-effective amendment, or any other post-effective amendment or new registration statement covering the same securities to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we have agreed to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

We may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

If, at any time while the warrants are outstanding, we effect (a) a merger with another company, in which our stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by our board is completed pursuant to which holders of at least a majority of our outstanding shares of common stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of our shares or any compulsory share exchange pursuant to which shares of our common stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of our common stock), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised his or its warrants immediately before the event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants

Certain stockholders and Cantor Fitzgerald hold an aggregate of 300,000 placement warrants. The placement warrants are identical to the public warrants, except that, if held by such stockholders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption. In addition, for as long as the placement warrants are held by Cantor Fitzgerald (the underwriter of Fintech’s initial public offering) or its designees or affiliates, they may not be exercised after February 12, 2020.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 of the Delaware General Corporation law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either the person becoming an interested stockholder or the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15.0% or more of the corporation’s voting stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Written Consents

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or our Chief Executive Officer upon 10 days’ notice, subject to the rights of the holders of any series of preferred stock.

Limitation of Liability and Indemnification Matters

Our second amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Our second amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our second amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Our Transfer Agent

The transfer agent for our shares of common stock and warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Quotation of Securities

Our common stock is traded on The NASDAQ Capital Market under the symbol “CCN.” Our warrants are traded on OTC Markets Group Inc. OTCQX quotation system under the symbol “CCNWW.”

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LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Ledgewood, PC, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of CardConnect Corp. and Subsidiaries as of December 31, 2016 and 2015, and for the year’s ended December 31, 2016, 2015 and 2014 and the financial statements of FinTech Acquisition Corp. as of October 31, 2015 and 2014 and for the years then ended incorporated by reference in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated in this prospectus, and are incorporated in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.cardconnect.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference,” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2016.

●	Our Current Reports on Form 8-K filed on August 4, 2016, January 6, 2017 and February 27, 2017, and our Current Reports on Form 8-K/A filed on August 4, 2016, August 9, 2016, and August 12, 2016.

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, as amended, dated February 12, 2015.

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We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed documents which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any other than the date on the front of this prospectus or those documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Attention: Jeffrey Shanahan

CardConnect Corp.

1000 Continental Drive, Suite 300,

King of Prussia, PA 19406

(484) 581-2920

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

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CardConnect Corp.

PROSPECTUS

Up to 10,300,000 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

    , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fee, which is actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock.

Amount
SEC registration fee	$12,447
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous expenses	27,553
Total	$100,000

Item 14. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our charter provides for that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

We expect to maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Item 15. Recent Sales of Unregistered Securities

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our charter provides for that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

We expect to maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Item 16. Exhibits and Financial Statement Schedules

(a)	The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on March 27, 2017.

CARDCONNECT CORP.

/s/ Jeffrey Shanahan
Jeffrey Shanahan
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey Shanahan and Charles Bernicker and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey Shanahan Jeffrey Shanahan	Chief Executive Officer and President (principal executive officer)	March 27, 2017

/s/ Charles Bernicker Charles Bernicker	Chief Financial Officer (principal financial officer)	March 27, 2017

/s/ Anthony Hrzic Anthony Hrzic	Controller (principal accounting officer)	March 27, 2017

/s/ Richard Garman Richard Garman	Chairman of the Board of Directors	March 27, 2017

/s/ Peter Burns Peter Burns	Director	March 27, 2017

/s/ Betsy Cohen Betsy Cohen	Director	March 27, 2017

/s/ Toos Daruvala Toos Daruvala	Director	March 27, 2017

/s/ Ronald Taylor Ronald Taylor	Director	March 27, 2017

/s/ Christopher Winship Christopher Winship	Director	March 27, 2017

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EXHIBIT INDEX

Exhibit No.	Description

2.1(a)	Agreement and Plan of Merger, dated March 7, 2016, between the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

2.1(b)	Amendment No. 1, dated June 24, 2016, to Agreement and Plan of Merger, dated March 7, 2016, among the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock. (2)

4.2	Specimen Common Stock Certificate. (2)

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Warrant Agreement, dated February 12, 2015, between Continental Stock Transfer & Trust Company and the Company.(1)

4.5	Shareholder Agreement, dated July 29, 2016, between the Company and the stockholders of the Company signatory thereto.(2)

5.1	Legal Opinion of Ledgewood PC(3)

23.1	Consent of Marcum LLP

23.2	Consent of Ledgewood PC (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

(1)	Filed with the Company’s Registration Statement on Form S-4 (File No. 333-211139), initially filed on May 5, 2016, as amended.
(2)	Filed with the Company’s Current Report on Form 8-K filed on August 4, 2016.
(3)	Previously filed.

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